EXHIBIT 10.8

                           AMENDMENT TO TPI ENTERPRISES, INC.
                           1989 EMPLOYEE STOCK PURCHASE PLAN
                              ADOPTED DECEMBER 16, 1994


                    1. The fourth sentence of Section 3 of the 1989 Stock Purchase Plan shall be amended to read as follows:

                         "Without further action by the Compensation
                         Committee, "Purchase Period" shall mean with respect to TPI Enterprises, Inc. and TPI Res-taurants, Inc. ("Restaurants"), each of the thirteen Accounting Periods used by Restaurants during each year while the Plan is in effect."

                    2. The fifth sentence of Section 8 of the 1989 Stock Purchase Plan shall be amended to read as follows:

                         "Without any action being required, the Plan will terminate on April 16, 1995 or at any ear-lier time if the maximum number of shares of Common Stock to be sold under the Plan (as hereinafter provided in Section 12) has been purchased, but such termination shall not im-pair any rights which under the Plan shall have vested on or prior to the date of such termina-tion."

                    3. The following sentence shall be added to the end of Section 8 of the 1989 Stock Purchase
                         Plan:

                         "Notwithstanding the foregoing, if the Board adopts an employee stock purchase plan to suc-ceed the Plan following its termination, all employees participating in the Plan shall be-come automatically enrolled in the new employee stock purchase plan and all Recorded Amounts as of the date of termination, as well as certifi-cates for the whole shares of Common Stock then held by the Plan Trustees for the benefit of participants, shall automatically transfer to the trust established in connection with the new employee stock purchase plan; provided, that if a participant notifies the Company in











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                         writing within thirty days of termination of
                         the Plan that it does not want to be enrolled in the new employee stock purchase plan, then all transferred Recorded Amounts and certifi-cates as well as any payroll deductions made under the new employee purchase plan shall be delivered to such participant at no cost to the participant as soon as practicable after the date the notification is received by the Company."




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